SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2019

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices, and Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PAR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 4, 2019, ParTech, Inc., a wholly-owned subsidiary (“ParTech”) of PAR Technology Corporation (“Company”), entered into a bill of sale and a patent and know-how assignment agreement (collectively, the “Purchase Agreement”) with 3M Company and certain of its subsidiaries (“3M”) to acquire the assets of 3M’s Drive-Thru Communications Systems business, including the XT-1 and G5 headset systems, contracts and intellectual property associated with the business (the “purchased assets”) for a total purchase price of $7.0 million (“purchase price”). The Purchase Agreement includes a nonrefundable, good faith deposit of $700,000 paid upon execution of the Purchase Agreement, to be applied to the payment of the purchase price at the closing of the transaction, which is expected to close on September 30, 2019; there are no conditions precedent to closing. ParTech is purchasing the purchased assets on an as is, where is basis, will have no recourse against 3M with respect to the purchased assets, and 3M’s representations and warranties are limited to due authorization and good and marketable title to the purchased assets, free and clear of material liens and encumbrances. Simultaneous with the execution of the Purchase Agreement, ParTech and 3M entered into a transition contract manufacturing agreement (the “CMA”) to facilitate a smooth transition of the business to ParTech. The CMA commences as of the closing of the transaction and terminates December 31, 2019, unless sooner terminated in accordance with customary terms. During the term of the CMA, in consideration of fees paid by ParTech, 3M will manufacture and sell products, and provide repair, maintenance and warranty services for products sold in the U.S., to ParTech. Upon expiration of the CMA, ParTech will perform and assume all then open purchase orders and remaining inventory of products, raw materials and work-in-progress in 3M’s possession and used in the manufacture of the products or the provision of services. Additionally, under the CMA, 3M grants ParTech a license to use certain 3M trademarks and trade dress in connection with the sale of products existing as of the closing of the transaction or manufactured during the term of the CMA.

Forward-Looking Statements

This current report on Form 8-K (“current report”) contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include, without limitation, delay in the closing of the transaction described in this current report and competition. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Item 7.01.    Regulation FD Disclosure

On September 4, 2019, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is attached to this current report as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

99.1	PAR Technology Corporation Press Release dated September 4, 2019.
*

The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: September 4, 2019	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial and Accounting Officer (Principal Financial Officer)